                                                                   EXHIBIT 10.45



                               TCI WIRELINE, INC.


                        OPTION TO PURCHASE COMMON STOCK


                 THIS AGREEMENT ("AGREEMENT") is made as of the 1st day of December, 1996, by and among TCI WIRELINE, INC., a Delaware corporation (the "COMPANY"), "GRANTEE" and, for purposes of paragraphs 11(b) and 11(c) only, TELE-COMMUNICATIONS, INC., a Delaware corporation ("TCI").

                 The Company is on the date hereof a subsidiary of TCI. The Board of Directors of the Company ("COMPANY BOARD") and the Board of Directors of TCI have each determined that it is in the best interests of the Company to grant Grantee the rights and option set forth herein in order to provide Grantee with additional remuneration for services rendered to the Company and its predecessors, to encourage Grantee to remain in the employ of TCI and/or one or more of its Subsidiaries, including the Company, and to provide additional incentive to Grantee by increasing Grantee's proprietary interest in the continued success and progress of the Company. Capitalized terms used herein and not otherwise defined are defined in paragraph 18 below.

                 Accordingly, the Company, Grantee and, for purposes of paragraphs 11(b) and 11(c) only, TCI hereby agree as follows:

         1. GRANT OF OPTION; OPTION TERM. The Company hereby grants to Grantee the right and option (the "OPTION"), on the terms and subject to the conditions set forth herein, to purchase the Option Shares from the Company for a price per Option Share equal to the Option Price. The Option Price and Option Shares are subject to adjustment pursuant to paragraph 9 below. Subject to paragraph 2, the Option shall be exercisable in whole at any time and in part from time to time during the period commencing on the date hereof and expiring at 5:00 p.m., Denver, Colorado time ("CLOSE OF BUSINESS") on the tenth anniversary of the Determination Date, or such earlier date as the Option may be terminated pursuant to paragraph 6 or paragraph 9(c) (the "OPTION TERM").

         2. CONDITIONS OF EXERCISE; VESTING. Except as otherwise provided in the last sentence of this paragraph 2 or in paragraph 9(c), the Option shall not be exercisable until the first anniversary of the Determination Date, and, from the first anniversary of the Determination Date to the fifth anniversary of the Determination Date, the Option shall be exercisable only to the extent the Option Shares have become available for purchase in accordance with the following schedule:

        Anniversary of                    Percentage of Option Shares
      Determination Date                     Available for Purchase
      ------------------                  ---------------------------
             1st                                      20%
             2nd                                      40%
             3rd                                      60%
             4th                                      80%
             5th                                     100%

         Notwithstanding the foregoing, all Option Shares shall become available for purchase if during the Option Term (i) Grantee's employment with the TCI Group shall terminate by reason of (x) termination by the TCI Group without Cause, (y) termination by Grantee for Good Reason or (z) Disability,
(ii) Grantee's employment shall terminate pursuant to provisions of a written employment agreement, if any, between Grantee and the applicable member(s) of the TCI Group which expressly permits Grantee to terminate such employment upon the occurrence of specified events (other than the giving of notice and passage of time) or (iii) Grantee dies while employed by the TCI Group. A change of employment is not a termination of employment within the meaning of this paragraph 2, provided that, after giving effect to such change, Grantee is an employee of, or becomes or continues to be a consultant to, any member of the TCI Group.

         3. MANNER OF EXERCISE. The Option may be exercised only by delivering to the Company all of the following and shall be considered exercised (as to the number of shares specified in the notice referred to in clause (a) below)) on the later of (i) the first business day on which the Company has received all of the following deliveries and (ii) the date of exercise designated in the written notice referred to in clause (a) below (or if such date is not a business day, the first business day thereafter):

                 (a) written notice, in such form as the Company Board may reasonably require, stating that Grantee is exercising the Option and setting forth the date of such exercise, the number of Option Shares to be purchased, the aggregate Option Price to be paid for such Option Shares in accordance with this Agreement and the manner in which such payment is being made ("OPTION EXERCISE NOTICE");

                 (b) payment of the Option Price for each Option Share to be purchased upon such exercise, in cash or in such other form or combination of forms of payment contemplated by paragraph 10, together with payment of, or other provision acceptable to the Company Board for, any and all withholding taxes required to be withheld by the Company upon such exercise, in accordance with paragraph 4;

                 (c) any other documentation that the Company Board may reasonably require (including, without limitation, proof satisfactory to the Company Board that the Option is then exercisable for the number of Option Shares set forth in such notice); and





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
                 (d) evidence satisfactory to the Company Board that Grantee is validly and simultaneously exercising the same proportion of the stock option granted to him by TCI Telephony Services, Inc. pursuant to that certain option agreement, dated as of the date hereof, among TCI Telephony Services, Inc., Grantee and TCI, as the same may hereafter be amended, modified or supplemented from time to time or, if said stock option has been superseded by the option contemplated by Exhibit B to said option agreement, then evidence satisfactory to the Company Board that Grantee is simultaneously exercising the same proportion of the latter option.

         4. WITHHOLDING FOR TAXES. It shall be a condition precedent to any exercise of the Option that Grantee make provision acceptable to the Company for the payment or withholding of any and all federal, state and local taxes required to be withheld by the Company to satisfy the tax liability associated with such exercise, as determined by the Company Board.

         5. DELIVERY BY THE COMPANY. As soon as practicable after receipt of all the items required by paragraph 3 with respect to any exercise of the Option, and subject to the withholding referred to in paragraph 4, the Company shall deliver or cause to be delivered to Grantee certificates issued in Grantee's name for the number of whole Option Shares purchased upon such exercise. If delivery is by mail, delivery of Option Shares shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have deposited the certificates in the United States mail, addressed to Grantee, and any cash payment (for fractional shares or otherwise) shall be deemed effected when a Company check, payable to Grantee and in an amount equal to the amount of the cash payment, shall have been deposited in the United States mail, addressed to Grantee, in each case in accordance with paragraph 12.

         6. EARLY TERMINATION OF OPTION. Unless otherwise determined by the Company Board in its sole discretion, the Option shall terminate, prior to the expiration of the ten-year period provided for in paragraph 1, as follows:

                 (a) If Grantee's employment with the TCI Group terminates other than (i) by Grantee with Good Reason, (ii) by reason of Grantee's death or Disability, (iii) with the written consent of the applicable member(s) of the TCI Group, (iv) without such consent if such termination is pursuant to provisions of a written employment agreement, if any, between Grantee and the applicable member(s) of the TCI Group which expressly permits Grantee to terminate such employment upon the occurrence of specified events (other than the giving of notice and passage of time), or (v) by the TCI Group with or without Cause, then the Option shall terminate at the Close of Business on the first business day following the expiration of the 90-day period beginning on the date of termination of Grantee's employment;

                 (b) If Grantee dies while employed by the TCI Group, or prior to the expiration of a relevant period of time during which the Option remains exercisable as provided in this





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
         paragraph 6, the Option shall terminate at the Close of Business on the first business day following the expiration of the one-year period beginning on the date of death;

                 (c) If Grantee's employment with the TCI Group terminates by reason of Disability, then the Option shall terminate at the Close of Business on the first business day following the expiration of the one-year period beginning on the date of termination of Grantee's employment;

                 (d) If Grantee's employment with the TCI Group is terminated by the TCI Group for Cause, then the Option shall terminate immediately upon such termination of Grantee's employment; and

                 (e) If Grantee terminates his employment with the TCI Group (i) with Good Reason, (ii) with the written consent of the applicable member(s) of the TCI Group or (iii) pursuant to provisions of a written employment agreement, if any, between Grantee and the applicable member(s) of the TCI Group which expressly permits Grantee to terminate such employment upon the occurrence of specified events (other than the giving of notice and passage of time), or if the TCI Group terminates Grantee's employment with the TCI Group without Cause, then the Option Term shall not terminate prior to the end of the ten-year period provided for in paragraph 1, except as otherwise provided for in paragraph 6(b) or 9(c).

         In any event in which the Option remains exercisable for a period of time following the date of termination of Grantee's employment as provided above, the Option may be exercised during such period of time only to the extent it was exercisable as provided in paragraph 2 or paragraph 9(c) on such date of termination of Grantee's employment. A change of employment is not a termination of employment within the meaning of this paragraph 6, provided that, after giving effect to such change, Grantee is an employee of, or becomes or continues to be a consultant to, any member of the TCI Group. Anything contained herein to the contrary notwithstanding, the Option shall in any event terminate upon the expiration of the ten-year period provided for in paragraph 1, if not theretofore terminated.

         7. NONTRANSFERABILITY OF OPTION. During Grantee's lifetime, the Option is not and shall not be transferable (voluntarily or involuntarily) other than pursuant to a Domestic Relations Order and, except as otherwise required pursuant to a Domestic Relations Order, is exercisable only by Grantee or Grantee's court appointed legal representative. Grantee may designate a beneficiary or beneficiaries to whom the Option shall pass upon Grantee's death and may change such designation from time to time by filing a written designation of beneficiary or beneficiaries with the Company on the form annexed hereto as Exhibit A or such other form as may be prescribed by the Company Board, provided that no such designation shall be effective unless so filed prior to the death of Grantee. If no such designation is made or if the designated beneficiary does not survive Grantee's death, the Option shall pass by will or the laws of descent and distribution. Following Grantee's death, the Option, if otherwise exercisable, may be exercised by the person to whom the Option





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
passes according to the foregoing, and such person shall be deemed to be Grantee for purposes of any applicable provisions of this Agreement.

         8. NO SHAREHOLDER RIGHTS; NO GUARANTEE OF EMPLOYMENT. (a) Grantee shall not be deemed for any purpose to be, or to have any of the rights of, a stockholder of the Company with respect to any Option Shares unless and until such Option Shares have been issued to Grantee by the Company. The existence of this Agreement or the Option shall not affect in any way the right or power of the Company or its stockholders to accomplish any corporate act.

                 (b) Nothing contained in this Agreement, and no action by the Company or the Company Board with respect hereto, shall confer or be construed to confer on Grantee any right to continue in the employ of the TCI Group or any member thereof or interfere in any way with the right of TCI, the Company or any employing member of the TCI Group to terminate Grantee's employment at any time, with or without Cause, except as otherwise expressly provided in any written employment agreement between the applicable member(s) of the TCI Group and Grantee.

         9. ADJUSTMENTS; ACCELERATION. (a) If, after December 31, 1996, the Company (i) pays a dividend or makes a distribution on the Company Common Stock in shares of Company Common Stock; (ii) subdivides the outstanding shares of Company Common Stock into a greater number of shares or (iii) combines the outstanding shares of Company Common Stock into a smaller number of shares, then this Option and the number of Option Shares and the Option Price per share in effect immediately prior to the opening of business on the record date for such dividend or distribution or the effective date of such subdivision or combination shall be adjusted so that Grantee upon exercise thereafter of the Option may receive the number of shares of Company Common Stock that Grantee would have owned immediately following such event if Grantee had exercised the Option immediately prior to the record date for, or effective date of, as the case may be, such event. The adjustment contemplated by the preceding sentence shall be made successively whenever any event listed above shall occur. For a dividend or distribution, the adjustment shall become effective immediately after the record date for the dividend or distribution. For a subdivision or combination, the adjustment shall become effective immediately after the effective date of the subdivision or combination.

                 (b) The Option shall also be subject to adjustment (including, without limitation, as to the number of Option Shares and the Option Price per share) in the sole discretion of the Company Board and in such manner as the Company Board may deem equitable and appropriate in connection with the occurrence of any of the following events after December 31, 1996 that affects the Company Common Stock such that an adjustment would be required in order to preserve the benefits or potential benefits intended to be made available under this Agreement: any dividend or distribution on the Company Common Stock in shares of the Company's capital stock (other than Company Common Stock); any reclassification of the Company Common Stock into shares of the Company's capital stock (other than a reclassification by way of an Approved Transaction); any extraordinary cash dividend; any distribution of any rights, warrants or options to holders of Company Common Stock; any distribution of any assets or debt securities (other than cash dividends





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
or distributions that are not extraordinary cash dividends); any recapitalization, reorganization, split up or spin off; and any merger, consolidation or binding share exchange that reclassifies or changes the outstanding Company Common Stock or other similar corporate event (other than those which constitute Approved Transactions). Notwithstanding the foregoing, in the event of any reclassification or recapitalization of the Company Common Stock into two or more classes or series of common stock with different voting rights (however the same may be effected), no adjustment to the Option shall be required that would entitle Grantee to receive shares of any class or series of common stock of the Company other than the class or series with the fewest number of votes per share. Adjustments to the Option Price shall be made on a per share basis so that the aggregate remaining Option Price is unchanged.

                 (c) The Company Board may at any time in its sole discretion determine that the Option shall become exercisable in full, without regard to paragraph 2, whether immediately, upon the occurrence of specified events, or otherwise. Without limiting the generality of the foregoing, in the event of any Board Change, Control Purchase or Approved Transaction that occurs with respect to TCI following December 31, 1996 and prior to the earlier of such time as the Company ceases to be a Subsidiary of TCI or such time as the Company becomes a Public Company, the Option shall become exercisable in full, without regard to paragraph 2, effective upon the Board Change or Control Purchase or immediately prior to consummation of the Approved Transaction, as applicable (or at such earlier time as the Company Board in its sole discretion may determine); provided, however, that to the extent not theretofore exercised the Option shall terminate upon the first to occur of the consummation of the Approved Transaction or the expiration or early termination of the Option Term. In the event that (i) at any time after December 31, 1996 while the Company is a Subsidiary of TCI, an Approved Transaction occurs with respect to the Company after giving effect to which the Company will cease to be a Subsidiary of TCI or (ii) an Approved Transaction, Board Change or Control Purchase occurs with respect to the Company at a time following December 31, 1996 that the Company is no longer a Subsidiary of TCI, then, in any such case, the Option shall become exercisable in full, without regard to paragraph 2, effective upon the Board Change or Control Purchase or immediately prior to consummation of the Approved Transaction, as applicable (or at such earlier time as the Company Board in its sole discretion may determine); provided, however, that to the extent not theretofore exercised the Option shall terminate upon the first to occur of the consummation of the Approved Transaction or the expiration or early termination of the Option Term. Notwithstanding the foregoing, the Company Board may, in its discretion, determine that the Option will not become exercisable on an accelerated basis in connection with an Approved Transaction and/or will not terminate if not exercised prior to consummation of the Approved Transaction, if the Board or the surviving or acquiring corporation, as the case may be, shall have taken or made effective provision for the taking of such action as in the opinion of the Company Board is equitable and appropriate to substitute a new stock option for the Option evidenced by this Agreement or to assume this Agreement and the Option evidenced hereby and in order to make such new or assumed stock option, as nearly as may be practicable, equivalent to the Option evidenced by this Agreement as then in effect (but before giving effect to any acceleration of the exercisability hereof unless otherwise determined by the Company Board), taking into account, to the extent applicable, the kind and amount of securities, cash or other assets





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
into or for which the Company Common Stock may be changed, converted or exchanged in connection with the Approved Transaction.

                 (d) All actions taken by the Company Board with respect to the Option pursuant to this paragraph 9 shall be consistent with any actions taken by the Company Board with respect to the Other Options. When an adjustment to the Option pursuant to paragraph 9(a) or 9(b) becomes effective immediately after the record date for an event, the Company may defer until the occurrence of such event issuing to Grantee the additional shares of Company Common Stock (or cash, securities or other property) issuable or deliverable upon any exercise of the Option after such record date and before the occurrence of such event by reason of the adjustment required by such event over and above the shares of Company Common Stock that would have been issuable upon such exercise absent such adjustment.

         10. MANNER OF PAYMENT. The method or methods of payment of the Option Price for the shares of Company Common Stock to be purchased upon exercise of the Option and any amounts required by paragraph 4 shall consist of
(i) cash, (ii) check, (iii) promissory note in such form and with such security as shall be acceptable to the Company Board in its sole discretion (except that this method of payment will not be available for amounts required by paragraph
4), (iv) whole shares of Company Common Stock already owned by Grantee, (v) the withholding of shares of Company Common Stock issuable upon exercise of the Option, (vi) the delivery, together with a properly executed exercise notice, of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the purchase price (except that this method of payment will not be available until the Company is a Public Company), or (vii) any combination of the foregoing methods of payment, as Grantee may elect and shall designate in the Option Exercise Notice, subject, however, to any restrictions or limitations of applicable law or of any
agreement evidencing indebtedness of the Company for borrowed money.   Any
shares of Company Common Stock delivered or withheld in payment of any amount due hereunder shall be valued for such purposes (i) if the Option is exercised prior to such time as the Company is a Public Company, at the Appraised Public Trading Value of such shares on the applicable date of exercise of the Option, determined as provided in paragraph 11(c), and (ii) if the Option is exercised when the Company is a Public Company, at the Fair Market Value of such shares on the applicable date of exercise of the Option.

         11. RESTRICTIONS IMPOSED BY LAW; CERTAIN PUT RIGHTS; APPRAISAL PROCEDURES. (a) Grantee acknowledges that neither the Option nor any of the Option Shares has been registered under the Securities Act of 1933 and that the Option Shares may not be transferred in the absence of such registration or the availability of an exemption therefrom under such Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder. Neither the Company nor any other person shall have any obligation to register any Option Shares, or any transfer of Option Shares, under the Securities Act of 1933, the Exchange Act or any other state or federal securities law. Certificates representing Option Shares purchased by Grantee hereunder may bear such restrictive and other legends as counsel for the Company shall require in order to insure compliance with any such law or any rule or regulation promulgated thereunder. Grantee agrees that Grantee





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
will not exercise the Option (and that the Company shall not be obligated to deliver any Option Shares upon any exercise of the Option) if counsel for the Company determines that such exercise or delivery would violate any applicable law or any rule or regulation of any governmental authority, or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which the Company Common Stock is listed or quoted. The Company shall in no event be obligated to take any affirmative action in order to cause the exercise of the Option or the resulting delivery of the shares of Company Common Stock to comply with any such law, rule, regulation or agreement. Without limiting the generality of the foregoing, but subject to paragraph 11(b), Grantee acknowledges and agrees that unless and until the Company becomes a Public Company or, if earlier, ceases to be a Subsidiary of TCI, the Option Shares may not be transferred to any person (other than to Grantee's designated beneficiary pursuant to paragraph 7 upon Grantee's death) without the prior written consent of TCI.

                 (b) In the event that the Company has not become a Public Company on or before February 1, 2001, Grantee shall have the right, by written notice given to TCI at any time thereafter, to require TCI to purchase all, and not less than all, the Option Shares for a purchase price equal to the Appraised Public Trading Value of the Option Shares determined as provided in paragraph 11(c) (the "PUT RIGHT"); provided, however, that the Put Right shall expire upon the first to occur of the Company's becoming a Public Company and the Company's ceasing to be a Subsidiary of TCI; and, provided, further, that if Grantee dies prior to February 1, 2001, the Put Right shall become exercisable by his beneficiary or beneficiaries pursuant to paragraph 7 or his heirs, devisees or distributees, as applicable, from and after the date of Grantee's death. Grantee's notice of the exercise of his Put Right (the "PUT EXERCISE NOTICE") shall set forth the number of Option Shares then owned by Grantee and/or that remain subject to the Option and shall contain the information required by paragraph 11(c). In the event that any Option Shares remain subject to the Option, Grantee shall exercise the balance of the Option in full prior to the closing of the purchase pursuant to the Put Right. If the Put Right is exercised, TCI shall have the right to pay the purchase price for the Option Shares in cash, shares of Tele-Communications, Inc. Series A TCI Group Common Stock, $1.00 par value per share, or any successor class or series of TCI's common stock, or if any class or series of TCI's common stock is hereafter created that is intended to track the separate performance of specified assets or businesses of TCI that include assets and businesses of the Company, shares of such class or series (and if more than one series of such "tracking stock" is created with different voting rights, the series with the lower voting rights) (collectively the "TCI STOCK"), or any combination of cash and shares of TCI Stock as TCI may elect. If TCI elects to pay all or any portion of the purchase price for the Option Shares in shares of TCI Stock, said shares shall be valued for such purpose on the basis of the average of the daily Closing Prices of the TCI Stock during the period of 10 consecutive trading days commencing 20 trading days prior to the closing of such purchase. The closing of the purchase of the Option Shares pursuant to this paragraph 11(b) shall occur on the 10th day following the receipt by Grantee and TCI of notice pursuant to paragraph 11(c) of the final determination of the Appraised Public Trading Value of the Option Shares (or on such other date as the parties may agree). At the closing, if TCI has elected to pay all or a portion of the purchase price in shares of TCI Stock, it shall enter into a registration rights agreement with Grantee, providing Grantee registration rights with respect to the shares so delivered on the terms and subject to the conditions contained in TCI's standard form of such agreement with such variations as the parties agree.

                 (c) Grantee's Put Exercise Notice and any Option Exercise Notice that provides for the delivery or withholding of shares of Company Common Stock as a manner of payment of the Option Price or of amounts required under paragraph 4 shall identify the Public Appraiser selected by Grantee to make the determination of Appraised Public Trading Value ("FIRST APPRAISER"). Within 10 days after receipt of the Put Exercise Notice or Option Exercise Notice, as applicable, TCI or the Company, as applicable, shall notify Grantee in writing of the Applicable Person's selection of a Public Appraiser (the "SECOND APPRAISER"). The First Appraiser and the Second Appraiser shall each submit its determination of the Appraised Public Trading Value of the Option Shares to Grantee and the Applicable Person within 30 days of the date of its selection. If the respective determinations of Appraised Public Trading Value by such Public Appraisers vary by less than 10% of the higher determination, then the Appraised Public Trading Value shall be the average of the two determinations. If such determinations vary by ten (10%) or more of the higher determination, the two Public Appraisers shall promptly designate a third Public Appraiser (the "THIRD APPRAISER"). Neither Grantee nor the Applicable Person shall provide, and the First Appraiser and Second Appraiser shall be instructed not to provide, any information to the Third Appraiser as to the determination of the First Appraiser and Second Appraiser or otherwise influence such Third Appraiser's determination. The Third Appraiser shall submit its determination of the Appraised Public Trading Value to Grantee and the Applicable Person within 30 days of the date of its selection. The Appraised Public Trading Value shall be equal to the average of the two closest of the three determinations, provided that, if the difference between the highest and middle determinations is no more than 105% and no less than 95% of the difference between the middle and lowest determinations, the Appraised Public Trading Value shall be equal to the middle determination. The Public Appraisers shall jointly notify the Applicable Person and Grantee in writing of their final determination of the Appraised Public Trading Value of the Option Shares within five (5) days thereafter. Grantee and the Applicable Person shall each pay the fees and expenses of his or its own Public Appraiser and one-half of the fees and expenses of the Third Appraiser, if any.

         12. NOTICE. Unless the Company or TCI, as applicable, notifies Grantee in writing of a change of address, any notice or other communication to the Applicable Person with respect to this Agreement shall be in writing and shall be delivered personally or sent by first class mail, postage prepaid and addressed as follows:

                                  If to the Company:

                                  TCI Wireline, Inc.
                                  5619 DTC Parkway
                                  Englewood, Colorado 80111
                                  Attention: General Counsel





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
                                  If to TCI:

                                  Tele-Communications, Inc.
                                  5619 DTC Parkway
                                  Englewood, Colorado 80111
                                  Attention: General Counsel

Any notice or other communication by the Company or TCI to Grantee with respect to this Agreement shall be in writing and shall be delivered personally, or shall be sent by first class mail, postage prepaid, to Grantee's address as listed in the records of TCI on the date hereof, unless the Company has received written notification from Grantee of a change of address. Except as otherwise provided in paragraph 5, all notices and other communications hereunder, including without limitation any Option Exercise Notice or Put Exercise Notice, shall be effective when actually received.

         13. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware.

         14. CONSTRUCTION. References in this Agreement to "this Agreement" and the words "herein," "hereof," "hereunder" and similar terms refer to this Agreement, including all Exhibits, as a whole, unless the context otherwise requires. The headings of the paragraphs of this Agreement have been included for convenience of reference only, are not to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof. All decisions of the Company Board upon questions regarding this Agreement shall be conclusive.

         15. DUPLICATE ORIGINALS. The Company, TCI and Grantee may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement.

         16. ENTIRE AGREEMENT. This Agreement is in satisfaction of and in lieu of all prior discussions and agreements, oral or written, between or among TCI, the Company and Grantee, or any of them, with respect to the subject matter hereof. Each of TCI, the Company and Grantee hereby declares and represents that no promise or agreement not herein expressed has been made and that this Agreement contains the entire agreement between and among the parties hereto with respect to the Option and supersedes and makes null and void any prior agreements between or among TCI, the Company and Grantee, or any of them, regarding the Option.

         17. AMENDMENT. This Agreement may be amended, modified or supplemented by the Company, without the consent of the Grantee, (i) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or (ii) to make such other changes as the Company, upon advice of counsel, determines are necessary or advisable because of the adoption or promulgation of, or change in or of the interpretation of, any law or governmental rule or regulation, including, without limitation, any applicable federal or state securities laws. Except as provided above, this Agreement may be amended, modified or supplemented only by written agreement of the parties hereto.

         18. DEFINITIONS. As used in this Agreement, the following terms have the corresponding meanings:

                 "APPLICABLE PERSON" means TCI or the Company, as applicable.

                 "APPRAISED PUBLIC TRADING VALUE" means the aggregate cash proceeds, net of underwriters' fees, discounts and commissions and other selling expenses customarily borne by selling stockholders, that would be received by Grantee from the sale of the Options Shares in an underwritten public offering registered under the Securities Act of 1933.

                 "APPROVED TRANSACTION", when used with respect to TCI or the Company, as applicable, means any transaction in which the Relevant Board (or, if approval of the Relevant Board is not required as a matter of law, the stockholders of the Applicable Person) shall approve (i) any consolidation or merger of the Applicable Person, or binding share exchange, pursuant to which shares of common stock of the Applicable Person would be changed or converted into or exchanged for cash, securities or other property, other than any such transaction in which the common stockholders of the Applicable Person immediately prior to such transaction have the same proportionate ownership of the common stock of, and voting power with respect to, the surviving corporation immediately after such transaction, (ii) any merger, consolidation or binding share exchange to which the Applicable Person is a party as a result of which the persons who are common stockholders of the Applicable Person immediately prior thereto have less than a majority of the combined voting power of the outstanding capital stock of the Applicable Person ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors immediately following such merger, consolidation or binding share exchange, (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Applicable Person, or (iv) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Applicable Person. Notwithstanding the foregoing, none of such transactions that occur with respect to the Company while the Company is a Subsidiary of TCI and that are effected in connection with a spin off of the Company or rights offering of Company Common Stock to TCI's stockholders or equivalent transaction shall constitute an Approved Transaction.

                 "BOARD CHANGE" means, during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Relevant Board cease for any reason to constitute a majority thereof unless the election, or the nomination for election, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

                 "CAUSE" has the meaning ascribed thereto in any employment agreement between Grantee and the applicable member of the TCI Group, and in the absence of any such employment agreement means insubordination, dishonesty, incompetence, moral turpitude, other misconduct of any kind, or refusal to perform one's duties and responsibilities for any reason other than illness or incapacity, or negligence in the performance of any of one's material duties or responsibilities that continues after written notice from the Company, as determined conclusively by the Company Board.

                 "CLOSING PRICE" of a share of TCI Stock on any day means the last sale price (or, if no last sale is reported, the average of the high bid and low asked prices) for a share of TCI Stock on such day (or, if such day is not a trading day, on the next preceding trading day) as reported on NASDAQ or, if not reported on NASDAQ, as quoted by the National Quotation Bureau Incorporated, or if the TCI Stock is listed on an exchange, on the principal exchange on which the TCI Stock is listed. If for any day the Closing Price of a share of TCI Stock is not determinable by any of the foregoing means, then the Closing Price for such day shall be determined in good faith by TCI on the basis of such quotations and other considerations as TCI may deem appropriate.

                 "CODE" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Code section shall include any successor section.

                 "COMPANY COMMON STOCK" means the Common Stock, $1.00 par value per share, of the Company.

                 "CONTROL PURCHASE" means any transaction (or series of related transactions) in which (i) any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Applicable Person, any Subsidiary of the Applicable Person or any employee benefit plan sponsored by the Applicable Person or any Subsidiary of the Applicable Person) shall purchase any common stock of the Applicable Person (or securities convertible into common stock of the Applicable Person) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Relevant Board, or (ii) any person (as such term is so defined), corporation or other entity (other than the Applicable Person, any Subsidiary of the Applicable Person, any employee benefit plan sponsored by the Applicable Person or any Subsidiary of the Applicable Person, or any Controlling Person (as defined below)) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Applicable Person representing 20% or more of the combined voting power of the then outstanding securities of the Applicable Person ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Applicable Person's securities), other than in a transaction (or series of related transactions) approved by the Relevant Board. For purposes of this definition, "Controlling Person" means each of (a) the Chairman of the Board, the President and each of the directors of the Applicable Person as of December 31, 1996, (b) the respective family members, estates and heirs of each of the persons referred to in clause (a) above and any trust or other investment vehicle for the primary benefit of any of such persons or their respective family members or heirs and (c)

Kearns-Tribune Corporation, a Delaware corporation. As used with respect to any person, the term "family member" means the spouse, siblings and lineal descendants of such person.

                 "DETERMINATION DATE" means February 1, 1996.

                 "DISABILITY" means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that (a) can be expected to result in death or (b) has lasted or can be expected to last for a continuous period of not less than 12 months.

                 "DOMESTIC RELATIONS ORDER" means a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

                 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto, and the rules and regulations promulgated by the Securities and Exchange Commission thereunder. References to any specific section of the Exchange Act or rule thereunder shall include any successor section or rule.

                 "FAIR MARKET VALUE" of a share of Company Common Stock on any day means the last sale price (or, if no last sale price is reported, the average of the high bid and low asked prices) for a share of Company Common Stock on such day (or, if such day is not a trading day, on the next preceding trading day) as reported on NASDAQ or, if not reported on NASDAQ, as quoted by the National Quotation Bureau Incorporated, or if the Company Common Stock is listed on an exchange, on the principal exchange on which the Company Common Stock is listed. If for any day the Fair Market Value of a share of Company Common Stock is not determinable by any of the foregoing means, then the Fair Market Value for such day shall be determined in good faith by the Company Board on the basis of such quotations and other considerations as the Company Board deems appropriate.

                 "GOOD REASON" means the occurrence of any of the following prior to any termination of employment by Grantee:

                 (i) any involuntary reduction in Grantee's annual rate of salary;

                 (ii) a failure by TCI or the Company to continue in effect any employee benefit plan in which Grantee was participating, or the taking of any action by TCI or the Company that would adversely affect Grantee's participation in, or materially reduce Grantee's benefits under, any such employee benefit plan, unless such failure or such taking of any action adversely affects the senior members of the corporate management of TCI or the Company (as applicable) generally; or

                 (iii)    the assignment to Grantee of duties and
         responsibilities that are materially more oppressive or onerous than those attendant to Grantee's position on the date hereof.

                 "NASDAQ" means the Nasdaq Stock Market.

                 "OPTION PRICE" means $________ per Option Share, plus an interest factor of 6% per annum on such amount from the date hereof to the date of exercise (calculated on the basis of a 365-day year and actual days elapsed), as such amount per Option Share may be adjusted from time to time pursuant to paragraph 9.

                 "OPTION SHARES" means an aggregate number of shares of Company Common Stock equal to 10 (which number represents 1% of the number of shares of Company Common Stock issued and outstanding on the date hereof), as such number of shares may be adjusted from time to time pursuant to paragraph 9.

                 "OTHER OPTIONS" means the options to purchase shares of Company Common Stock granted pursuant to those other Option Agreements dated as of the date hereof among TCI, the Company and the grantees named therein, respectively.

                 "PUBLIC APPRAISER" means, as of any date of selection, an investment banking firm of national reputation that is not affiliated with TCI, the Company or Grantee and that is one of the 20 leading investment banking firms based on aggregate proceeds of public offerings of common stock in the United States for which it acted as a managing underwriter during the preceding two full calendar years.

                 "PUBLIC COMPANY" means a person the common equity securities of which are registered under Section 12(b) or 12(g) of the Exchange Act and which common equity securities are listed for trading on the New York Stock Exchange or the NASDAQ National Market.

                 "RELEVANT BOARD", when used with respect to TCI, means the Board of Directors of TCI and, when used with respect to the Company, means the Company Board.

                 "SUBSIDIARY", when used with respect to TCI or the Company, as applicable, means any present or future subsidiary (as defined in Section 424(f) of the Code) of the Applicable Person or any business entity in which the Applicable Person owns, directly or indirectly, 50% or more of the voting, capital or profits interests. An entity shall be deemed a Subsidiary of the Applicable Person for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

                 "TCI GROUP" means TCI and its Subsidiaries, collectively, or the applicable of TCI or a Subsidiary of TCI, as the context may require. If the Company ceases to be a Subsidiary of TCI, the Company and its Subsidiaries shall, notwithstanding the last sentence of the definition of

Subsidiary above, be deemed for purposes of this definition only to continue to be Subsidiaries of TCI and, accordingly, members of the TCI Group.

         19.     RULES BY COMPANY BOARD.   The rights of Grantee and
obligations of the Company hereunder shall be subject to such reasonable rules and regulations as the Company Board may adopt from time to time hereafter.

                 IN WITNESS WHEREOF, the Company, Grantee and, for purposes of paragraphs 11(b) and 11(c) only, TCI have caused this Agreement to be duly executed and delivered as of the date first written above.



ATTEST:                                    TCI WIRELINE, INC.




                                           By:
-------------------------                       -----------------------------
Assistant Secretary                             Name:
                                                Title:



                                           ----------------------------------



                                           TELE-COMMUNICATIONS, INC.



                                           By:
                                               ------------------------------
                                               Name:
                                               Title:

                                                        Exhibit A to Agreement
                                                  dated as of December 1, 1996




                               TCI WIRELINE, INC.

                        Option to Purchase Common Stock



                           Designation of Beneficiary

I, __________________________________ (the "Grantee"), hereby declare that upon my death ____________________________ (the "Beneficiary") of
                      Name

_____________________________________________________________________,
    Street Address            City         State      Zip Code

who is my __________________________________, shall be entitled to the
           Relationship to Grantee


Option and all other rights accorded Grantee by the above-referenced grant agreement (the "Agreement").

        It is understood that this Designation of Beneficiary is made pursuant to the Agreement and is subject to the conditions stated herein, including the Beneficiary's survival of Grantee's death. If any such condition is not satisfied, such rights shall devolve according to Grantee's will or the laws of descent and distribution.

        All prior designations of beneficiary under the Agreement are hereby revoked. This Designation of Beneficiary may only be revoked in writing, signed by Grantee, and filed with Tele-Communications, Inc. and TCI Wireline, Inc., prior to Grantee's death.






________________________________    ________________________________________
     Date                              Grantee